**UNITED STATES OF AMERICA**
**DEPARTMENT OF THE TREASURY**
**COMPTROLLER OF THE CURRENCY**

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|---|---|
| **In the Matter of:**<br>Ohio Legacy Bank, N.A.<br>Wooster, Ohio | )<br>)<br>) |

## CONSENT ORDER

The Comptroller of the Currency of the United States of America ("Comptroller"), through his National Bank Examiner, has supervisory authority over Ohio Legacy Bank, N.A., Wooster, Ohio ("Bank").

The Bank, by and through its duly elected and acting Board of Directors ("Board"), has executed a "Stipulation and Consent to the Issuance of a Consent Order," dated February 17, 2009, that is accepted by the Comptroller. By this Stipulation and Consent, which is incorporated by reference, the Bank has consented to the issuance of this Consent Order ("Order") by the Comptroller.

Pursuant to the authority vested in it by the Federal Deposit Insurance Act, as amended, 12 U.S.C. § 1818, the Comptroller hereby orders that:

### ARTICLE I

### CAPITAL PLAN AND HIGHER MINIMUMS

(1) By August 31, 2009, the Bank shall achieve and thereafter maintain the following minimum capital levels (as defined in 12 C.F.R. Part 3):

(a) Tier 1 capital at least equal to eight point seven-five percent (8.75%) of adjusted total assets.[1]

[1] Adjusted total assets is defined in 12 C.F.R. § 3.2(a) as the average total assets figure used for Call Report purposes minus end-of-quarter intangible assets.

(b) Total risk based capital at least equal to thirteen point two-five percent (13.25%) of risk-weighted assets;

(2) The requirement in this Agreement to achieve and maintain a specific capital level means that the Bank may not be deemed to be "well capitalized" for purposes of 12 U.S.C. § 1831o and 12 C.F.R. Part 6 pursuant to 12 C.F.R. § 6.4(b)(1)(iv).

(3) Prior to paying any dividends, the Board shall provide a written request to the Assistant Deputy Comptroller for review and determination of no supervisory objection.

(4) Within fifteen (15) days, the Board shall develop, and submit to the Assistant Deputy Comptroller for prior determination of no supervisory objection, a capital plan ("Capital Plan"). The Capital Plan shall include:

(a) specific plans to achieve and maintain adequate capital that may in no event be less than the requirements of paragraph (1);

(b) the sources and timing of capital to meet the Bank's current and future needs;

(c) contingency plans that identify alternative means to achieve compliance with the Article.

(5) Upon receiving a determination of no supervisory objection from the Assistant Deputy Comptroller, the Board shall adopt, implement, and thereafter ensure adherence to the Capital Plan.

(6) The Board shall review and update the Bank's Capital Plan on a quarterly basis, or more frequently if necessary. Copies of the reviews and updates shall be submitted to the Assistant Deputy Comptroller.

## ARTICLE II

## CRITICIZED ASSETS

(1) The Bank shall take immediate and continuing action to protect its interest in those assets criticized in the September 30, 2008 Report of Examination ("ROE"), in any subsequent Report of Examination, by internal or external loan review, or in any list provided to management by the National Bank Examiners during any examination.

(2) Within sixty (60) days, the Board shall adopt, implement, and thereafter ensure Bank adherence to a written program designed to eliminate the basis of criticism of assets criticized in the ROE, in any subsequent Report of Examination, or by any internal or external loan review, or in any list provided to management by the National Bank Examiners during any examination as "doubtful," "substandard," or "special mention." This program shall include, at a minimum:

(a) an identification of the expected sources of repayment;

(b) the value of supporting collateral and the position of the Bank's lien on such collateral where applicable;

(c) an analysis of current and satisfactory credit information, including cash flow analysis where loans are to be repaid from operations; and

(d) the proposed action to eliminate the basis of criticism and the time frame for its accomplishment.

(3) Upon adoption, a copy of the program for all criticized assets equal to or exceeding $200,000 shall be forwarded to the Assistant Deputy Comptroller.

(4) The Board, or a designated committee, shall conduct a review, on at least a quarterly basis, to determine:

(a) the status of each criticized asset or criticized portion thereof that equals or exceeds $200,000;

(b) management's adherence to the program adopted pursuant to this Article;

(c) the status and effectiveness of the written program; and

(d) the need to revise the program or take alternative action.

(5) A copy of each review shall be forwarded to the Assistant Deputy Comptroller on a quarterly basis.

(6) The Bank may extend credit, directly or indirectly, including renewals, extensions or capitalization of accrued interest, to a borrower whose loans or other extensions of credit are criticized in the ROE, in any subsequent Report of Examination, in any internal or external loan review, or in any list provided to management by the National Bank Examiners during any examination and whose aggregate loans or other extensions exceed $200,000 only if each of the following conditions is met:

(a) the Board or its designated committee finds that the extension of additional credit is necessary to promote the best interests of the Bank and that prior to renewing, extending or capitalizing any additional credit, a majority of the full Board (or designated committee) approves the credit extension and records, in writing, why such extension is necessary to promote the best interests of the Bank; and

(b) a comparison to the written program adopted pursuant to this Article shows that the Board's formal plan to collect or strengthen the criticized asset will not be compromised.

(7) A copy of the approval of the Board or of the designated committee shall be maintained in the file of the affected borrower.

## ARTICLE III

## LOAN RISK RATING SYSTEM

(1) Within sixty (60) days, and on an ongoing basis thereafter, the Board must ensure that the Bank's internal risk ratings of commercial credit relationships in excess of $200,000 (covered relationship), as assigned by responsible loan officers and by loan review, are timely, accurate, and consistent with the regulatory credit classification criteria set forth in Rating Credit Risk, A-RCR, of the Comptroller's Handbook. At a minimum, the Board must ensure, on an ongoing basis, that with respect to the Bank's assessment of credit risk of any covered relationship:

(a) the primary consideration is the strength of the borrower's primary source of repayment (i.e., the probability of default rather than the risk of loss);

(b) if the primary source of repayment is cash flow from the borrower's operations, the strength of the borrower's cash flow is determined through analysis of the borrower's historical and projected financial statements, past performance, and future prospects in light of conditions that have occurred or may occur during the term of the loan;

(c) collateral, non-government guarantees, and other similar credit risk mitigants that affect potential loss in the event of default (rather than the probability of default) are taken into consideration only if the primary

source of repayment has weakened and the probability of default has increased;

(d) collateral values reflect a current assessment of value based on actual market conditions and project status;

(e) credit risk ratings are reviewed and updated whenever relevant new information is received, but no less frequently than annually; and

(f) the credit risk rating analysis is documented and available for review by the Board and the OCC upon request.

(2) Within sixty (60) days, and on an ongoing basis thereafter, the Board must ensure that any covered relationship with a high probability of payment default or other well-defined weakness is rated no better than Substandard, unless the debt is secured by marketable securities or cash. The presence of illiquid collateral or the existence of a plan for improvement does not, and a non-government guarantee generally will not, mitigate the probability of default or a well-defined weakness.

(3) Within ninety (90) days, the Board must establish a credit risk rating management information system that provides, at a minimum, the following information to the Board on a monthly basis:

(a) individual detail regarding the identification, type, amount, and assigned rating of all covered relationships rated Special Mention or worse in excess of $200,000;

(b) ratings equivalent to, or readily convertible to, the common regulatory risk rating definitions of Pass, Special Mention, Substandard, Doubtful and

Loss set forth in Rating Credit Risk, A-RCR, of the Comptroller's Handbook; and

(c) summary loan portfolio data highlighting trends in, and condition of, the quality of loans rated Pass.

(4) Upon adoption, a copy of the system shall be forwarded to the Assistant Deputy Comptroller for review and determination of no supervisory objection.

## ARTICLE IV

## ALLOWANCE FOR LOAN AND LEASE LOSSES

(1) Within forty-five (45) days, the Board shall revise, implement, and thereafter ensure adherence to written policies and procedures for maintaining an adequate Allowance for Loan and Lease Losses ("ALLL") in accordance with generally accepted accounting principles. The ALLL policies and procedures shall be consistent with the guidance set forth in the Federal Financial Institutions Examination Council's "Interagency Policy Statement on the Allowance for Loan and Lease Losses" dated December 13, 2006, (OCC Bulletin 2006-47), and shall at a minimum include:

(a) procedures for determining whether a loan is impaired and measuring the amount of impairment, consistent with FASB Statement of Financial Accounting Standards No. 114, Accounting by Creditors for Impairment of a Loan;

(b) procedures for segmenting the loan portfolio and estimating loss on groups of loans, consistent with FASB Statement of Financial Accounting Standards No. 5, Accounting for Contingencies;

(c) procedures for validating the ALLL methodology;

(d) a process for summarizing and documenting, for the Board's review and approval, the amount to be reported in the Consolidated Reports of Condition and Income ("Call Reports") for the ALLL. Any deficiency between the ALLL balance as determined by the analysis required by this Article and the Bank's actual ALLL balance, regardless of the amount of such deficiency, shall be remedied through additional provision expense in the quarter it is discovered, prior to the filing of the Call Reports.

(2) Upon adoption, a copy of the policies and procedures shall be forwarded to the Assistant Deputy Comptroller for review and determination of no supervisory objection.

## ARTICLE V

## CLOSING

(1) Although the Board is by this Order required to submit certain proposed actions and programs for the review or prior written determination of no supervisory objection of the Assistant Deputy Comptroller, the Board has the ultimate responsibility for proper and sound management of the Bank.

(2) It is expressly and clearly understood that if, at any time, the Comptroller deems it appropriate in fulfilling the responsibilities placed upon it by the several laws of the United States of America to undertake any action affecting the Bank, nothing in this Order shall in any way inhibit, estop, bar or otherwise prevent the Comptroller from so doing.

(3) Any time limitations imposed by this Order shall begin to run from the effective date of this Order. Such time limitations may be extended in writing by the Assistant Deputy Comptroller for good cause upon written application by the Board.

(4) The provisions of this Order are effective upon issuance of this Order by the Comptroller, through his authorized representative whose hand appears below, and shall remain effective and enforceable, except to the extent that, and until such time as, any provisions of this Order shall have been amended, suspended, waived, or terminated in writing by the Comptroller.

(5) In each instance in this Order in which the Board is required to ensure adherence to, and undertake to perform certain obligations of the Bank, it is intended to mean that the Board shall:

(a) authorize and adopt such actions on behalf of the Bank as may be necessary for the Bank to perform its obligations and undertakings under the terms of this Order;

(b) require the timely reporting by Bank management of such actions directed by the Board to be taken under the terms of this Order;

(c) follow-up on any non-compliance with such actions in a timely and appropriate manner; and

(d) require corrective action be taken in a timely manner of any non-compliance with such actions.

(6) This Order is intended to be, and shall be construed to be, a final order issued pursuant to 12 U.S.C. § 1818(b), and expressly does not form, and may not be construed to form, a contract binding on the Comptroller or the United States.

(7) The terms of this Order, including this paragraph, are not subject to amendment or modification by any extraneous expression, prior agreements or prior arrangements between the parties, whether oral or written.

IT IS SO ORDERED, this 17th day of February, 2009.

Carolyn G. DuChene
Assistant Deputy Comptroller
Cleveland/Detroit Field Office